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                                                                   Exhibit 10.13


                      SECOND AMENDMENT TO LEASE AGREEMENT


         This SECOND AMENDMENT TO LEASE AGREEMENT (the "Second Amendment") is made and entered into as of February 13, 2004, by and between SPI COMMERCE PARK, LP, a California limited partnership ("Landlord"), and VNUS MEDICAL TECHNOLOGIES, INC., a Delaware Corporation ("Tenant"), with reference to the following facts:

         A. Pursuant to that certain Lease (the "Original Lease") dated January 24, 2001, as amended by that certain First Amendment to Lease Agreement (the "First Amendment") dated August 1, 2003 between Landlord and Tenant (collectively, the "Lease"), Landlord leased to Tenant those certain premises (the "Premises") described in the Lease located at 2200 Zanker Road, Suites E, Suite F and Suite D, San Jose, California.

         B. Landlord and Tenant now desire to amend the Lease to add the adjacent premises known as Suite C ("Second Expansion Premises") thereto, on the terms and conditions described herein.

         B. Except as otherwise expressed herein to the contrary, all capitalized terms used in this Second Amendment shall have the same meanings given such terms in the Lease.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. EFFECTIVE DATE. This Second Amendment shall be effective on the date the last signatory whose execution is required to make it binding on the parties hereto shall have executed this Second Amendment.

         2. AMENDMENT OF BASIC LEASE TERMS. Certain of the Basic Lease Terms are hereby amended as follows, as of the Effective Date unless otherwise noted:

      SECTION                              TERMS
      (LEASE REFERENCE)


     Section 1.20 Premises: That area consisting in the aggregate of 30,344 square feet of gross leasable area, the address of which is 2200 Zanker Road, Suite E (which is agreed to be 5,048 square feet) and Suite F (which is agreed to be 10,150 square feet), Suite D (which is agreed to be 7,248 square feet), and Suite C (which is agreed to be 7,898 square feet), San Jose, California, 95131, as shown on the Site Plan attached hereto as Exhibit A.

     Section 1.28 Tenant's Share: 12.57%, which has been determined by dividing the agreed square footage of the Premises by the agreed square footage of the Project.
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     Section 4.5         Allocated Parking Spaces: Shall be amended to be eighty
                         three (83) spaces [67 spaces + 16 for Expansion Premises].

     Section 3.1 Base Monthly Rent: The Base Monthly Rent shall be increased according to the following schedule, which is attributable to the Second Expansion Premises.

                         Expansion Premises/Months           Monthly Amount
                         -------------------------           --------------
                         05/01/04 -  04/30/05                   $5,133.70
                         05/01/05 -  04/30/06                   $5,287.71
                         05/01/06 -  04/30/07                   $5,446.34
                         05/01/07 -  06/30/07                   $5,609.73

                         For example, per the terms of the Lease, if the Base Monthly Rent for May 2004 is "X", then the revised Base Monthly Rent for May 2004 shall be X + $5,133.70


         3. TENANT IMPROVEMENTS. Landlord shall have no responsibility to construct improvements to the Premises or the Project. Tenant acknowledges that it has had an opportunity to conduct, and has conducted, such inspections of the Premises as it deems necessary to evaluate its condition. Tenant agrees to accept possession of the Premises in its existing condition, "as-is", including all patent and latent defects. Landlord makes no representation or warranty whatsoever, express or implied, concerning the fitness or suitability of the Premises for the conduct of Tenant's business or for any other purpose. Tenant's taking possession of any part of the Premises shall be deemed to be an acceptance of the Premises by Tenant.

         4. BROKERS. Each party hereto (a) represents and warrants to the other that it has not had any dealings with any real estate brokers, leasing agents or salesmen, or incurred any obligations for the payment of real estate brokerage commissions or finder's fees which would be earned or due and payable by reason of the execution of this Second Amendment, and (b) agrees to indemnify, defend, and hold harmless the other party from any claim for any such commission or fees which result from the actions of the indemnifying party.

         5. ENTIRE AGREEMENT. This Second Amendment and the Lease constitute the entire understanding and agreement of the parties with respect to the subject matter hereof, and shall supersede and replace all prior understandings and agreements, whether verbal or in writing. The parties confirm and acknowledge that there are no other promises, covenants, understandings, agreements, representations or warranties with respect to the subject matter of this Agreement except as expressly set forth herein. If the provisions of this Second Amendment and the provisions of the Lease are inconsistent, the provisions of this Second Amendment shall prevail. Except as expressly modified by this Second Amendment, the Lease shall remain in full force and effect as initially executed.


[SIGNATURES ON FOLLOWING PAGE]
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IN WITNESS WHEREOF, THE PARTIES HERETO HAVE EXECUTED THIS SECOND AMENDMENT AS OF
THE DATE FIRST SET FORTH ABOVE.


LANDLORD:                                        TENANT:

SPI COMMERCE PARK, LP                            VNUS MEDICAL TECHNOLOGIES, INC.
a California limited partnership                 a Delaware corporation

                                                          /s/ Brian Farley
By: SPI Holdings, LLC,                           By:      ____________________
    a Delaware limited liability company         Name:    Brian Farley
    Its General Partner                          Title:   President and CEO

             /s/ Dennis J. Wong
    By:      ____________________                         /s/ Connie Sauer
    Name:    Dennis J. Wong                      By:      ____________________
    Title:   Manager                             Name:    Connie Sauer
                                                 Title:   CFO